EXHIBIT 23.2

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement on Form S-8, of our report, dated July 7, 2005 on the financial statements of Adzone Research, Inc. included in the Annual Report on Form 10-KSB for the year ended March 31, 2005.

/s/Aidman, Piser & Company, P.A.
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Tampa, Florida
December 5, 2005